Exhibit 99.1

Anworth Announces Third Quarter 2013 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--October 31, 2013--Anworth Mortgage Asset Corporation (NYSE: ANH) today reported core earnings available to common stockholders of $16.6 million, or $0.12 per diluted share, for the third quarter ended September 30, 2013. Core earnings consisted of $18 million of net income less $1.4 million of dividends paid to our preferred stockholders. This compares to core earnings of $21.6 million, or $0.15 per diluted share, for the second quarter ended June 30, 2013.

“Core earnings” represents a non-GAAP financial measure, which we define as GAAP net income excluding impairment losses on mortgage-backed securities, or MBS. For the three months ended September 30, 2013, there were no impairment losses on MBS.

On September 30, 2013, we declared a quarterly common stock dividend of $0.12 per share, which was payable on October 29, 2013 to holders of our common stock as of the close of business on October 10, 2013.

At September 30, 2013, our book value was $5.89 per share, versus $6.01 per share at June 30, 2013.

Our investments consist of Agency MBS, which constituted essentially our entire portfolio at September 30, 2013. At September 30, 2013 and June 30, 2013, the fair value of our Agency MBS portfolio and its allocation was approximately as follows:

	September 30,	June 30,
	2013	2013

Fair value of Agency MBS	$8.77 billion	$9.45 billion
Adjustable-rate Agency MBS (less than 1 year reset)	18%	18%
Adjustable-rate Agency MBS (1-2 year reset)	7%	6%
Adjustable-rate Agency MBS (2-3 year reset)	16%	13%
Adjustable-rate Agency MBS (3-4 year reset)	14%	17%
Adjustable-rate Agency MBS (4-5 year reset)	2%	4%
Adjustable-rate Agency MBS (5-7 year reset)	15%	14%
Adjustable-rate Agency MBS (>7 year reset)	8%	7%
15-year fixed-rate Agency MBS	19%	18%
30-year fixed-rate Agency MBS	1%	3%
	100%	100%

	September 30,	June 30,
	2013	2013
Weighted Average Coupon:
Adjustable-rate Agency MBS	2.52%	2.61%
Hybrid adjustable-rate Agency MBS	2.66	2.67
15-year fixed-rate Agency MBS	2.64	2.61
30-year fixed-rate Agency MBS	5.74	5.55
CMOs	0.99	1.00
Total Agency MBS:	2.67%	2.72%
Average Amortized Cost:
Adjustable-rate and hybrid adjustable-rate Agency MBS	103.25%	103.20%
15-year fixed-rate Agency MBS	103.47	103.31
30-year fixed-rate Agency MBS	101.28	100.98
Total Agency MBS:	103.26%	103.16%

Current yield (weighted average coupon divided by average amortized cost)	2.59%	2.64%
Unamortized premium	$274.8 million	$288.5 million
Unamortized premium as a percentage of par value	3.26%	3.16%
Premium amortization expense on Agency MBS	$15.5 million	$16.0 million

	September 30,	June 30,
	2013	2013

Constant prepayment rate (CPR) of Agency MBS and Non-Agency MBS	23%	24%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	22%	26%
Weighted average term to next interest rate reset on Agency MBS and Non-Agency MBS	42 months	44 months

	September 30,	June 30,
	2013	2013
Repurchase Agreements:
Outstanding repurchase agreement balance	$7.575 billion	$8.405 billion
Average interest rate	0.37%	0.39%
Average maturity	38 days	37 days
Average interest rate after adjusting for interest rate swap transactions	1.44%	0.95%
Average maturity after adjusting for interest rate swap transactions	1,024 days	471 days
Fair value of Agency MBS pledged to counterparties	$8.12 billion	$8.85 billion
Interest Rate Swap Agreements:
Notional amount	$5.185 billion	$3.435 billion
Percentage of outstanding repurchase agreement balance	68%	41%

At September 30, 2013 and June 30, 2013, our swap agreements had the following notional amounts (in thousands), weighted average interest rates and remaining terms (in months):

	September 30, 2013			June 30, 2013
		Weighted	Remaining		Weighted	Remaining
	Notional	Average	Term in	Notional	Average	Term in
	Amount	Interest Rate	Months	Amount	Interest Rate	Months
Less than 12 months	$325,000	2.31%	5	$325,000	2.31%	8
1 year to 2 years	510,000	2.17	18	460,000	2.16	20
2 years to 3 years	1,350,000	1.79	30	1,200,000	1.92	32
3 years to 5 years	1,645,000	1.17	50	1,325,000	1.05	49
5 years to 7 years	825,000	2.12	78	125,000	1.48	80
7 years to 10 years	530,000	2.80	109	0	0.00	0
	$5,185,000	1.82%	49	$3,435,000	1.64%	36

At September 30, 2013, our leverage multiple was 8.0x, which was a decrease from our leverage multiple of 8.7x at June 30, 2013. The leverage multiple is calculated by dividing our repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes.

	September 30,	June 30,
	2013	2013
Relative to Average Earning Assets During the Quarter:
Interest income earned	2.62%	2.67%
Amortization of premium	0.68	0.69
Average cost of funds on repurchase agreements and derivative instruments	1.12	0.98
Net interest rate spread	0.82%	1.00%

The following table represents our common stockholders’ equity with and without AOCI, which is a non-GAAP financial measure, at September 30, 2013 and December 31, 2012, respectively. The Company’s management believes that this financial measure, when considered together with our GAAP financial measures, provides information that is useful to investors in understanding the differences between our common stockholders’ equity including AOCI and our common stockholders’ equity without AOCI and the effect of each on our book value per share. This financial measure should not be used as a substitute in assessing the Company’s financial condition at September 30, 2013 and December 31, 2012, respectively. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

	September 30,	December 31,
	2013	2012
	(in thousands)
Common stockholders’ equity without AOCI	$935,088	$934,354
AOCI – unrealized (loss) income	(100,632)	79,776
Common stockholders’ equity	$834,456	$1,014,130
Series A Preferred Stock liquidation value	47,984	46,935
Series B Preferred Stock liquidation value	25,241	26,652
Less: Series B Preferred Stock proceeds from issuance	(23,924)	(25,222
Total stockholders’ equity per Balance Sheet	$883,757	$1,062,495

Common shares outstanding	141,603	142,013

Per Share Amounts:
Common stockholders’ equity without AOCI	$6.60	$6.58
AOCI	(0.71)	0.56
Common stockholders’ equity	$5.89	$7.14

During the quarter ended September 30, 2013, we had repurchased an aggregate of 1,472,710 shares of common stock at a weighted average price of $4.53 per share under our share repurchase program. During the quarter ended September 30, 2013, we issued an aggregate of 723,499 shares of common stock at a weighted average price of $4.98 per share under our 2012 Dividend Reinvestment and Stock Purchase Plan.

We will host a conference call on Friday, November 1, 2013 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss third quarter 2013 results. The dial-in number for the conference call is 888-317-6016 for U.S. callers (international callers should dial 412-317-6016 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on November 1, 2013. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10036187. The conference call will also be webcast live over the Internet, which can be accessed on our website at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in our Dividend Reinvestment and Stock Purchase Plan, or the Plan, or receiving a copy of the Plan’s prospectus, may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or our website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates, changes in the yield curve, the availability of mortgage-backed securities for purchase, increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets and, if available, the terms of any financing, changes in the market value of our assets, risks associated with investing in mortgage-related assets, changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, our ability to maintain an exemption from the Investment Company Act of 1940, as amended, and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION

BALANCE SHEETS
(in thousands, except per share amounts)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$8,124,478	$8,523,557
Agency MBS at fair value	595,159	668,726
Paydowns receivable	46,613	52,410
	8,766,250	9,244,693
Cash and cash equivalents	13,003	2,910
Interest and dividends receivable	23,603	25,839
Derivative instruments at fair value	13,003	111
Prepaid expenses and other	12,927	11,552
Total Assets:	$8,828,786	$9,285,105
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$23,915	$20,376
Repurchase agreements	7,575,000	8,020,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	81,347	96,144
Dividends payable on Series A Preferred Stock	1,035	1,011
Dividends payable on Series B Preferred Stock	394	414
Dividends payable on common stock	16,963	21,302
Payable for securities purchased	182,722	0
Accrued expenses and other	2,349	761
Total Liabilities:	$7,921,105	$8,197,388
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($25,241 and $26,652, respectively); 1,010 and 1,066 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	$23,924	$25,222
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $46,935, respectively); 1,919 and 1,877 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	$46,537	$45,447
Common Stock: par value $0.01 per share; authorized 200,000 shares, 141,603 and 142,013 issued and outstanding at September 30, 2013 and December 31, 2012, respectively	1,416	1,420
Additional paid-in capital	1,198,024	1,197,793
Accumulated other comprehensive income (loss) consisting of unrealized losses and gains	(100,632)	79,776
Accumulated deficit	(261,588)	(261,941)
Total Stockholders' Equity:	$883,757	$1,062,495
Total Liabilities and Stockholders' Equity:	$8,828,786	$9,285,105

ANWORTH MORTGAGE ASSET CORPORATION

STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Interest income:
Interest on Agency MBS	$42,646	$47,177	$131,326	$150,753
Other income	11	14	42	44
	42,657	47,191	131,368	150,797
Interest expense:
Interest expense on repurchase agreements	22,484	21,408	63,432	62,651
Interest expense on junior subordinated notes	321	339	962	1,024
	22,805	21,747	64,394	63,675
Net interest income	19,852	25,444	66,974	87,122
Gain on sales of Agency MBS	1,991	0	9,237	0
Recovery on Non-Agency MBS	100	299	333	1,272
Expenses:
Management fee to related party	(2,982)	(2,892)	(9,009)	(8,603)
Other expenses	(953)	(900)	(2,905)	(2,907)
Total expenses	(3,935)	(3,792)	(11,914)	(11,510)
Net income	$18,008	$21,951	$64,630	$76,884
Dividend on Series A Cumulative Preferred Stock	(1,035)	(1,011)	(3,107)	(3,033)
Dividend on Series B Cumulative Convertible Preferred Stock	(394)	(412)	(1,200)	(1,311)
Net income to common stockholders	$16,579	$20,528	$60,323	$72,540
Basic earnings per common share	$0.12	$0.15	$0.42	$0.53
Diluted earnings per common share	$0.12	$0.15	$0.42	$0.52
Basic weighted average number of shares outstanding	142,380	139,209	143,176	137,120
Diluted weighted average number of shares outstanding	146,287	143,148	147,118	141,252

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
(310) 255-4438 or (310) 255-4493
jhillman@anworth.com
http://www.anworth.com